Exhibit 10.23
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LICENSE AGREEMENT
     This License Agreement (the “Agreement”) is entered into as of July 2, 2007 (the “Effective Date”) by and between BioAlliance Pharma SA, a French société anonyme (“BioAlliance”), having an address of 59, boulevard du Général Martial Valin, 4th Floor 75015 Paris, France, and Par Pharmaceutical, Inc. (“PAR”), having an address at 300 Tice Blvd, Woodcliff Lake, NJ 07677, USA.
Recitals
     Whereas, BioAlliance is a specialty pharmaceutical company focused on the development of innovative therapeutics targeting drug resistance in cancer, HIV, and severe opportunistic infections, has developed expertise and acquired proprietary rights related to Product (as defined below), which Product received marketing authorization in France in October 2006 for treatment of oropharyngeal candidiasis in immunocompromised patients, and is seeking an experienced strategic partner for commercialization of Product in the Territory (as defined below);
     Whereas, PAR develops, manufactures and markets generic drugs and innovative branded pharmaceuticals for specialty markets, has received approval for and introduced Megace® ES, the company’s first branded pharmaceutical product, and intends to expand its branded products portfolio; and
     Whereas, BioAlliance desires to grant a license to PAR with regard to Product, and PAR desires to accept such license on the terms and conditions set forth herein.
Agreement
     Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Definitions
     1.1 “Affiliate” shall mean any entity controlled by, controlling, or under common control with a party hereto. Solely for purposes of the foregoing definition, the term “control” (including, with correlative meaning, the terms “controlling”, “controlled by”, and “under common control with”) as used with respect to any party, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such party, whether through ownership of interests representing the equity, voting securities or general partnership interest or by contract, or otherwise. Without limiting the foregoing, the term Affiliate shall include any entity where more than 50% of the voting stock or profit interest of which entity is owned or controlled, directly or indirectly, by a party, and any entity which owns or controls, directly or indirectly, more than 50% of the voting stock or profit interest of a party.

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     1.2 “AG Product” shall mean non-branded, generic Product marketed and sold by PAR or a sublicensee of PAR in the Territory and “Branded Product” shall mean all Product other than AG Product.
     1.3 “API” shall mean the active pharmaceutical ingredient miconazole.
     1.4 “BioAlliance Know-How” shall mean Information that BioAlliance or any of its Affiliates Controls that is useful or necessary for the use, sale, marketing, offer for sale, export or import of Product, including, without limitation, any replication or any part of such Information.
     1.5 “BioAlliance Patents” shall mean the Patents that BioAlliance or any of its Affiliates Controls that are useful or necessary for the manufacture, use, sale, offer for sale or import of Product in the Territory, including those Patents set forth on Exhibit A.
     1.6 “BioAlliance Technology” shall mean the BioAlliance Patents and BioAlliance Know-How.
     1.7 “Calendar Quarter” shall mean each respective period of three consecutive months ending on March 31, June 30, September 30 and December 31.
     1.8 “Commercialization Plan” shall have the meaning provided in Section 3.1(f).
     1.9 “Competing Product” shall mean any pharmaceutical product for oral mucosal administration that may be used to treat oropharyngeal candidiasis.
     1.10 “Confidential Information” shall have the meaning provided in Section 8.1.
     1.11 “Control” shall mean, with respect to any Information, Patent or other intellectual property right, or Regulatory Approval, possession by a party of the ability (whether by ownership, license or otherwise) to grant access, rights, title, possession, a license or a sublicense to such Information, Patent or other intellectual property right without violating the terms of any agreement or other arrangement with any Third Party.
     1.12 “Executives” shall have the meaning provided in Section 11.2.
     1.13 “FDA” shall mean the United States Food and Drug Administration, or any successor agency or agencies thereto having the administrative authority to regulate the marketing of human pharmaceutical products in the United States.
     1.14 “First Commercial Sale” shall mean the first sale for end use or consumption of the Product in the Territory after the FDA has granted Regulatory Approval. Sales for clinical studies, compassionate use, named patient programs, sales under a treatment IND, test marketing, any nonregistrational studies, or any similar instance where Product is supplied with or without charge shall not constitute a First Commercial Sale.
     1.15 “Generic Product” means a pharmaceutical product that is (i) a Therapeutic Equivalent of the Branded Product or (ii) approved by the FDA pursuant to a Suitability Petition

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in connection with a filing referencing the Branded Product under Section 505 (j)(2)(c) of the Federal Food, Drug, and Cosmetic Act and FDA regulation 21 C.F.R. § 314.93.
     1.16 “Governmental Authority” means any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of (a) any government of any country, (b) a federal, state, province, county, city or other political subdivision thereof or (c) any supranational body, including the FDA.
     1.17 “IND” shall mean an Investigational New Drug Application filed with FDA related to the Product.
     1.18 “Information” shall mean all tangible and intangible, proprietary or non-proprietary, (a) techniques, clinical study protocols, formulations, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, skill, ideas, discoveries, experience, test data and results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material.
     1.19 “Losses” shall have the meaning provided in Section 10.1.
     1.20 “NDA” shall mean a New Drug Application with the FDA for commercial sale or use of the Product as a drug for human use within the Territory, including any supplements or any amendments thereto.
     1.21 “Net Sales” shall mean ***.
     1.22 “Patents” shall mean US patents and US patent applications, including, any divisionals, counterparts, reissues, reexaminations, additions, extensions, supplementary protection certificates and renewals thereof, and all patents issuing or claiming priority there from in the US.
     1.23 “Product” shall mean the pharmaceutical product containing the API as an active pharmaceutical ingredient for administration to the oral mucosa, that is being developed by BioAlliance as of the Effective Date to treat or prevent oropharyngeal candidiasis and is the subject of the current IND Controlled by BioAlliance as of the Effective Date (including as the Product may be modified as development proceeds), in each case, all formulations, presentations, line extensions and modes of administration thereof.
     1.24 “Product Field” shall mean the oral mucosal administration through local tablet delivery in the buccal cavity of an anti-fungal agent that may be used (a) to treat or prevent oropharyngeal candidiasis or (b) for the treatment or prevention of an ailment, condition or disease in humans.
     1.25 “Regulatory Approval” shall mean all approvals (including, where applicable, pricing and reimbursement approval and schedule classifications), product and/or establishment licenses, registrations or authorizations of any Governmental Authority, necessary for the commercialization, use, storage, import, export, transport, offer for sale, or sale of a

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pharmaceutical product for human use in a regulatory jurisdiction within the Territory, including any applicable IND or NDA.
     1.26 “Reasonable Efforts” shall mean, with regard to a party, those efforts consistent with the exercise of customary scientific and business practices that are consistent with the efforts and resources such party uses for other products owned by it or to which it has exclusive rights, for development and commercialization activities conducted with respect to other products of similar potential and market size and at a similar stage in their life cycle, taking into account the competitiveness of the marketplace, the regulatory structure involved, the profitability of the Product and other relevant factors, including, technical, legal, scientific, medical, sales performance, marketing factors and/or any regulatory, intellectual property or product liability disputes or issues.
     1.27 “Royalty Term” shall mean the period of time commencing on the First Commercial Sale and ending upon the later of (a) ten (10) years after the date of First Commercial Sale, and (b) the expiration of the last to expire Valid Claim in the Territory within the BioAlliance Patents that claims the composition of the Product or use in the Product Field.
     1.28 “Supply Agreement” shall have the meaning provided in Section 3.2.
     1.29 “Term”, “Initial Term” and “Second Term” shall have the meanings provided in Section 9.1.
     1.30 “Territory” shall mean United States of America, including its territories, possessions, protectorates and the Commonwealth of Puerto Rico and any installation, territory, location or jurisdiction under the control of the U.S. government.
     1.31 “Therapeutic Equivalent” shall have the meaning given to it by the FDA in the current edition of the “Approved Drug Product with Therapeutic Equivalence Evaluations” (the “Orange Book”), as may be amended from time to time during the Term.
     1.32 “Third Party” shall mean any entity other than BioAlliance or PAR or an Affiliate of BioAlliance or PAR.
     1.33 “Trademark” shall mean the trademark under which the Product may be sold in the Territory, including as set forth in Exhibit B, as may be amended from time to time.
     1.34 “Valid Claim” shall mean (a) an unexpired claim of an issued patent within the BioAlliance Patents which has not been found to be unpatentable, invalid or unenforceable by a court or other authority in the subject country, from which decision no appeal is taken or can be taken; or (b) a claim of a pending application within the BioAlliance Patents, which together with its direct progeny (continuations only) have not been pending collectively for more than five (5) years.
2. License

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     2.1 License Grant. Subject to the terms and conditions of this Agreement, during the Term, BioAlliance hereby grants to PAR and its Affiliates an exclusive (even as to BioAlliance), royalty-bearing license, with no right to sublicense (except with the right to sublicense the AG Product) or transfer any rights hereunder except as permitted under Section 12.5, under the BioAlliance Technology, and any Regulatory Approvals for Product in the Product Field held by BioAlliance, to promote, market, use, sell, offer for sale, have sold and import (and develop as set forth in Section 3.1(b)) Product in the Product Field in the Territory. The above notwithstanding, PAR shall have the right to grant sublicenses under such license to market, sell, offer for sale, and have sold AG Product only beginning (a) on the date on which a Third Party sells or offers for sale a Generic Product or (b) if applicable, upon (or as part of) settlement of a litigation under Section 6.2; provided that PAR has obtained the consent of BioAlliance to such settlement to the extent required under Section 6.2. PAR will at all times remain responsible to BioAlliance for all of its obligations under this Agreement and shall be responsible for the acts or omissions of its Affiliates and Sublicensees in exercising rights granted hereunder. Each sublicense granted by PAR shall be consistent with the terms of this Agreement, and PAR shall furnish BioAlliance a copy of each such sublicense it grants.
     2.2 Trademark License.
          2.2.1 License to Trademark. Subject to the terms and conditions of this Agreement, during the Term, BioAlliance hereby grants to PAR an exclusive (even as to BioAlliance), royalty-bearing license, with no right to sublicense or transfer any rights hereunder except as permitted under Section 12.5, under the Trademark to promote, market, use, sell, offer for sale, have sold and import Branded Product in the Product Field in the Territory.
          2.2.2 Quality Control. Except to the extent required by applicable law or any applicable Regulatory Approval, the nature and quality of Product advertised or sold by PAR on which the Trademark appear shall conform to quality standards and Product specifications for packaging and quality control of Product reflected in Regulatory Approvals. In all packaging, labeling, advertising, promotional and other material of PAR or its Affiliates referencing the Trademark, PAR and its Affiliates shall not: (a) vary the spelling, add or delete hyphens, abbreviate, make one word two, or use a possessive or plural form of the Trademark; (b) modify the design, add or delete any elements or words, change any colors or proportion of the Trademark; or (c) use the Trademark in a manner which disparages BioAlliance or any of its products or services, in each case except to the extent required by applicable law or any applicable Regulatory Approval; provided that PAR will review and discuss any such changes required by applicable law or any Regulatory Approval before making them. At the request of BioAlliance, PAR will provide from time to time copies of packaging, labeling, advertising, promotional and other material of PAR or its Affiliates referencing the Trademark to allow BioAlliance to confirm compliance with the foregoing.
          2.2.3 Ownership Rights, as Between Parties. BioAlliance shall own and shall retain the ownership of the entire right, title and interest in and to the Trademark. PAR acknowledges, as between the parties, the exclusive rights, title and interest of BioAlliance in and to the Trademark and will not do or cause to be done any act or thing contesting or, in any way, impairing any part of said right, title and interest for the Term and after its expiration. PAR will not make any representations or take any actions, which may be taken to indicate that it has

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any right title or interest in or to the ownership or use of the Trademark except under the terms of this Agreement and acknowledges that nothing contained in this Agreement shall give PAR any right, title or interest in or to the Trademark except the license rights granted under Section 2.2(a). For the purpose of clarity, PAR’s performance of its obligations and activities in accordance this Agreement, including the use of the Trademark on a PAR label, PAR’s enforcement of any intellectual property rights or its marketing, promotion or sale of Product using the Trademark, shall not be deemed a violation of this provision.
          2.2.4 Registration of the Trademark. While PAR is marketing Product using the Trademark, BioAlliance shall, at its own cost and expense, file in the Territory and endeavor in good faith to obtain the registration of the Trademark in the Territory, and when registered, thereafter maintain the applicable Trademark in the Territory at its own expense.
          2.2.5 Goodwill. Any accretion of goodwill derived by PAR to the extent attributed to the Trademark shall accrue to BioAlliance and BioAlliance may call for a confirmatory assignment thereof.
          2.2.6 Registered User. Where required, BioAlliance shall make applications to the applicable regulatory authority for the registration of PAR as a registered user of the Trademark in respect of each registration of the Trademark and PAR shall cooperate with BioAlliance in making such applications. PAR shall take reasonable actions requested by BioAlliance at BioAlliance’s expense which may be necessary or desirable for registering and maintaining registration of PAR as a registered user.
          2.2.7 Reasonable Assistance. PAR shall reasonably cooperate, upon request, with BioAlliance or its authorized representative to provide information as to its use of the Trademark which BioAlliance may require and will render any assistance reasonably required by BioAlliance in securing and maintaining the registration(s) of the Trademark in the Territory.
          2.2.8 Product Trademark Changes. In the event the FDA or other applicable Governmental Authority does not allow the Product to be sold, marketed or promoted under the Loramyc® name, the Product shall be sold under a trade name chosen by PAR in consultation with BioAlliance. The parties shall ***. The trademark for the new Product name shall be owned by BioAlliance and for purposes of clarity shall be the Trademark under this Agreement.
     2.3 Retained Rights; No Implied Licenses. BioAlliance hereby expressly reserves the right to practice, and to grant licenses under, the BioAlliance Technology and the Trademark for any and all purposes other than the specific purposes for which PAR has been granted an exclusive license under this Agreement. No right or license under any Patents or Information, any Regulatory Approval or the Trademark is or shall be granted by BioAlliance by implication. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement. PAR will not practice any BioAlliance Patents or Confidential Information of BioAlliance, or use the Trademark, except as expressly permitted under this Agreement.
     2.4 Exclusivity. BioAlliance agrees that during the Term it will not (a) enable or contract with any Third Party to develop, import, market, sell or distribute the Product in the Territory or itself develop or supply the Product for sale in the Territory, except for the

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development and supply of the Product pursuant to this Agreement, (b) enable or contract with any Third Party to develop, manufacture, import, market, sell or distribute any Competing Product in the Territory or itself develop or supply any Competing Product for sale in the Territory; or (c) enable or contract with any Third Party for the use of the Trademark in the Territory or itself use the Trademark in connection with any product in the Territory other than the Product pursuant to this Agreement. PAR agrees that during the Term it will not, and will not enable or contract with any Third Party to develop, manufacture, import, market, sell or distribute any Competing Product in the Territory.
3. Regulatory and Supply Matters
     3.1 Regulatory.
          3.1.1 Approval Activities. BioAlliance shall use Reasonable Efforts to gain Regulatory Approval for the Product for the treatment and prevention of oropharyngeal candidiasis and shall maintain during the Term any and all Regulatory Approvals for the Product in the Territory for the treatment and prevention of oropharyngeal candidiasis, including the filing of all annual and other reports or filings required by the FDA or any other Governmental Authority and shall use Reasonable Efforts to conduct any clinical trials (including any not contemplated as of the Effective Date or requiring a reformulation of the Product) required by the FDA to gain or maintain Regulatory Approval for the Product or otherwise as a condition to Regulatory Approval of the Product in the Territory for the treatment and prevention of oropharyngeal candidiasis. The parties agree that they will separately discuss any activities regarding pediatric exclusivity for the Product in the Territory. BioAlliance shall hold all Regulatory Approvals for the Product.
          3.1.2 Post-Approval Activities. PAR shall reasonably cooperate with BioAlliance regarding any necessary regulatory activities required or requested by any Governmental Authority in the Territory after Regulatory Approval of Product. A pharmacovigilance mutual alert process will be implemented in order to comply with all legal obligations. PAR shall have the option, but not the obligation, to conduct any post Regulatory Approval activities, investigations or clinical studies it deems necessary or advantageous for the commercialization of the Product in the Product Field in the Territory, and BioAlliance shall reasonably cooperate with PAR with such activities, at PAR’s request and expense.
          3.1.3 BioAlliance Development and Regulatory Activities. BioAlliance shall retain the right to conduct development of, make all regulatory filings for and commercialize Product outside the Territory. including as follows: (1) BioAlliance shall provide PAR with the opportunity to review and comment on all material submissions to the FDA related to the Product; (2) BioAlliance shall notify PAR, and allow to the extent practicable, representatives PAR to attend all formal meetings, including telephonic meetings, with the FDA relating to Regulatory Approval of the Product; and (3) BioAlliance shall keep PAR informed of the progress of the prosecution of the NDA for the Product, including providing BioAlliance with good faith projections of the approximate time at which approval of the NDA may be expected.
          3.1.4 Cooperation. The parties shall cooperate in good faith with respect to the submission, prosecution and maintenance of the Regulatory Approvals for the Product with the

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FDA or other applicable Governmental Authority and BioAlliance shall keep PAR informed with respect to all matters related to the Regulatory Approvals for the Product. BioAlliance will provide PAR with copies of all communications and submissions to and from the FDA related to the Product no later than forty-eight (48) hours after their receipt by BioAlliance and promptly as possible, but in any case, no less than ten (10) business days before they are scheduled to be sent to the FDA. BioAlliance shall use Reasonable Efforts to include PAR in any meetings or teleconferences with the FDA related to the Product. BioAlliance will not respond substantively to any FDA communication or otherwise make any submissions to the FDA without first giving PAR a reasonable opportunity to review and comment. BioAlliance agrees to review and consider in good faith any comments received by PAR related to communications or submissions to and from the FDA related to the Product and any comments or suggestions from PAR otherwise related to any of the Regulatory Approvals for the Product. In the event PAR raises any objection to any such FDA submission, including the proposed label or any formulation changes, due to intellectual property or product liability concern, the parties will confer for a thirty (30) day period and work in good faith to resolve such issues in a mutually satisfactory manner.
          3.1.5 PAR Label. The parties agree that the label for the Product in the Territory shall be a PAR label in accordance with PAR’s customary practices and the parties shall use Reasonable Efforts to cooperate in gaining Regulatory Approval to sell the Products in the Territory under the PAR label.
          3.1.6 PAR Commercialization Activities. PAR shall use Reasonable Efforts to commercialize Product for its approved indication in the Territory following Regulatory Approval of the Product. Without limiting the foregoing, PAR shall commercialize Product in the Product Field in the Territory in accordance with a commercialization plan for Product, which plan shall be prepared by PAR and delivered to BioAlliance no later than one (1) year prior to the expected date of First Commercial Sale, as amended in accordance with this Section 3.1(f) (the “Commercialization Plan”). PAR may amend the Commercialization Plan at any time during the Term. PAR shall promptly provide any proposed amendment to the Commercialization Plan to BioAlliance. BioAlliance may provide comments and suggestions with respect to the original Commercialization Plan and any proposed amendments and changes to the Commercialization Plan, which PAR will in good faith review and consider and discuss with BioAlliance, provided, however, PAR shall have final decision-making authority over the Commercialization Plan. In addition, PAR will keep BioAlliance informed on a calendar quarterly basis of the commercialization activities of PAR with regard to Product in the Product Field in the Territory.
     3.2 Supply Agreement. BioAlliance shall supply Product to PAR for the Territory in accordance with the agreement for the supply of Product by BioAlliance to PAR for the Territory, being entered into simultaneously with this Agreement and attached hereto as Exhibit C (the “Supply Agreement”).
4. Fees and Payments
     4.1 Upfront Fees. PAR shall pay to BioAlliance a non-refundable, non-creditable upfront fee of $15 Million (Fifteen Million Dollars) within five (5) days of the Effective Date.

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     4.2 Additional Payments to BioAlliance.
          4.2.1 Payment upon Regulatory Approval in the United States. PAR shall pay to BioAlliance a non-refundable, non-creditable payment of $20 Million (Twenty Million Dollars) within ten (10) days after written notice by BioAlliance to PAR of Regulatory Approval of Product in the Territory.
          4.2.2 Payment upon Sales Performance. PAR shall pay to BioAlliance a non-refundable, non-creditable payment of $*** (*** Dollars) within forty-five (45) days the first time that *** and another $*** (*** Dollars) the first time that ***.
     4.3 BioAlliance Royalties.
          4.3.1 PAR shall pay to BioAlliance the royalties on Net Sales of Branded Product in the Territory during the Initial Term as follows, with the royalty rate determined based upon total of all Net Sales during the Initial Term:
          ***
          4.3.2 PAR shall pay to BioAlliance as a royalty *** percent (***%) of Net Sales of AG Product in the Territory during the Term and ***% of Net Sales of Branded Product in the Territory during the Second Term. For clarity, the royalty payments under Section 4.3(a) shall not apply to AG Product or to Branded Product sold during the Second Term.
          4.3.3 ***. The payments specified in this Section 4.3 shall be payable during the Term in the Territory. ***.
5. Payment; Records; Audits
     5.1 Payment; Reports. All payments due under this Agreement shall be paid within sixty (60) days of the end of each Calendar Quarter, unless otherwise specifically provided herein. Each payment shall be accompanied by a report of Net Sales of Product by PAR in sufficient detail to permit confirmation of the accuracy of the payment made, including, the number of Products sold, the gross sales and Net Sales of such Products, the royalties payable, and the method used to calculate the royalties. PAR shall keep complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail to permit BioAlliance to confirm the accuracy of all payments due hereunder.
     5.2 Manner and Place of Payment. All payments hereunder shall be payable in US Dollars. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by BioAlliance.
     5.3 Income Tax Withholding. PAR will pay any and all taxes levied on account of any payments made to it under this Agreement. If any taxes are required to be withheld by PAR, PAR will (a) deduct such taxes from the payment made to BioAlliance, (b) timely pay the taxes to the proper taxing authority, and (c) provide BioAlliance with available evidence of payment of the taxes.

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     5.4 Audits. During the Term and for a period of three (3) years thereafter, PAR shall keep complete and accurate records pertaining to the sale or other disposition of Products upon which royalties are due under Section 4.3, in sufficient detail to permit BioAlliance to confirm the accuracy of all payments due hereunder. Once a calendar year during the Term, and for a period of three (3) years thereafter, BioAlliance shall have the right to cause an independent, certified public accountant reasonably acceptable to PAR to audit such records to confirm Net Sales, royalty payments and other payments for a period covering not more than the preceding three years; provided, however, that such auditor shall enter into a confidentiality agreement with PAR and will not disclose PAR’s Confidential Information to BioAlliance, except and only to the extent such disclosure is necessary to verify the amount of payments due under this Agreement, and such certified public accountant is not paid on a commission or contingency fee basis. Such audits may be exercised during normal business hours upon reasonable prior written notice. Prompt adjustments shall be made by the parties to reflect the results of such audit. BioAlliance shall bear the full cost of such audit unless such audit discloses an underpayment by PAR of more than five percent (5%) of the amount of royalty payments or other payments due to BioAlliance under this Agreement, in which case, PAR shall bear the full cost of such audit and shall promptly remit the amount of any underpayment.
     5.5 Late Payments. In the event that any payment due under this Agreement is not made when due, the payment shall accrue interest from the date due at the rate of one percent (1%) above the U.S. Prime Rate (as set forth in the Wall Street Journal, Eastern Edition); provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit BioAlliance from exercising any other rights it may have as a consequence of the lateness of any payment.
     5.6 Accounting. The parties acknowledge that any expenses or costs deducted from Net Sales under this Agreement may be based upon accruals, which accruals will be compliant with Generally Accepted Accounting Principles (“GAAP”), consistently applied; provided that when the actual results become known relative to any accrued amount, any difference between the actual results and the accrual is reported and accounted for in the next payment due hereunder. To the extent that the difference between such accruals and the actual results has led to an underpayment, PAR shall pay BioAlliance the amount of such underpayment on the next date payment is due to BioAlliance hereunder. To the extent that the difference between such accruals and the actual results has led to an overpayment to BioAlliance, PAR may set-off such overpayments against subsequent payments to be made to BioAlliance; additionally, if any overpayments remain upon the expiration or termination of this Agreement, BioAlliance shall refund such overpayments to PAR within thirty (30) days of receiving an invoice for such overpayment together with applicable supporting documentation.
6. Intellectual Property
     6.1 Patent Prosecution and Maintenance.
          6.1.1 Invention Disclosure. BioAlliance agrees to disclose in writing to PAR any BioAlliance Technology it conceives of during the Term which may be relevant to the use, sale, manufacture, marketing, offer for sale, export or import of Product, to the prosecution (including decisions of whether to prosecute) of a Patent to protect the Product market, or to

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enforce such intellectual property against third party infringers (“Product Inventions”), together with any such related Information in BioAlliance’s Control as reasonably requested by PAR. BioAlliance shall make such disclosures promptly after such Product Inventions are conceived, and in any event no less frequently than every Calendar Quarter (to the extent there are Product Inventions to disclose during the applicable Calendar Quarter).
          6.1.2 BioAlliance Patents. BioAlliance shall be responsible, in its discretion, for the preparation, filing, prosecution and maintenance of the BioAlliance Patents. The cost of such preparation, filing, prosecution and maintenance of the BioAlliance Patents shall be borne by BioAlliance (or such Third Party licensor). BioAlliance shall keep PAR informed of progress with regard to the preparation, filing, prosecution and maintenance of BioAlliance Patents in the Territory, including providing PAR with a copy of any and all correspondence between BioAlliance and the U.S. Patent Office and providing PAR with sufficient time to review and comment on such communications (excluding any non-substantive correspondence or communications). BioAlliance shall consider in good faith the requests and suggestions of PAR with respect to strategies for prosecution and maintenance of BioAlliance Patents in the Territory and revisions to correspondence with the U.S. Patent Office.
          6.1.3 Cooperation of the Parties. Each party agrees to cooperate fully in the preparation, filing, prosecution and maintenance of any BioAlliance Patents under this Agreement and in the obtaining and maintenance of any patent extensions, supplementary protection certificates and the like with respect to any BioAlliance Patent claiming the composition or use of a Product being commercialized pursuant to this Agreement.
          6.1.4 If BioAlliance elects (i) to abandon the prosecution or maintenance of any BioAlliance Patent, or (ii) elects not to file a patent application in the Territory for any Product Invention, then BioAlliance shall promptly notify PAR in writing at least sixty (60) days before the abandonment or applicable filing deadline and PAR shall have the right to cause BioAlliance, at PAR’s expense, to file, prosecute, continue prosecution and/or maintenance, as applicable, of such BioAlliance Patent. Anything to the contrary notwithstanding, subject to the mutual agreement of PAR, BioAlliance shall not be required to file, nor shall PAR have the following right to file, a patent application in the Territory for any Product Invention that BioAlliance has determined to maintain as a trade secret in good faith; provided however, that if such Product Invention pertains to manufacturing and the parties, after consultation in good faith regarding the effects on the Product market, disagree as to whether to maintain such manufacturing Product Invention as a trade secret or to pursue patent protection for such Product Invention, the dispute resolution procedure under Section 11.2 shall apply, except that BioAlliance’s Chief Executive Officer shall have final say on such matter. In the event of the forgoing, PAR shall be entitled, at its discretion and expense, upon written election to BioAlliance, to file, prosecute and/or maintain such BioAlliance Patents, in BioAlliance’s name. Additionally, if competent evidence demonstrates that BioAlliance has failed to diligently prosecute and/or maintain a BioAlliance Patent in the Territory, and BioAlliance has not cured such failure within sixty (60) days of notice thereof from PAR (or, if shorter, at least ten (10) business days before any applicable time limit or deadline), PAR shall be entitled, upon written election to BioAlliance, to prosecute and maintain such BioAlliance Patent in BioAlliance’s name. In either case, PAR shall keep BioAlliance reasonably informed on matters regarding such prosecution and maintenance, including by providing BioAlliance with a copy of any and all correspondence between PAR and

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the U.S. Patent Office, providing BioAlliance with sufficient time to review and comment on such communications (excluding any non-substantive correspondence or communications) and considering in good faith the requests and suggestions of BioAlliance with respect to such communications with the U.S. Patent Office. With respect to the activities set forth in this Section, BioAlliance shall provide a power of attorney and all files and other Information Controlled by BioAlliance pertaining to such BioAlliance Patents, as soon as reasonably practical after receiving such written election.
          6.1.5 PAR Patents. Nothing in this Agreement shall be interpreted as in any way limiting PAR’s right to file patents on inventions or discoveries made by PAR, subject to its obligations under Section 2.4.
     6.2 Infringement by Third Parties. The parties shall promptly notify the other in writing of any alleged or threatened infringement of any BioAlliance Patent of which they become aware.
          6.2.1 BioAlliance Patents. With respect to infringement of any BioAlliance Patent that is likely to have an effect or impact on the sales or commercial potential of the Product in the Territory, PAR shall have the first right, but not the obligation, to bring and control any action or proceeding with respect to infringement of any BioAlliance Patent at its own expense and using counsel of its own choice, and BioAlliance shall have the right, at its own expense, to participate in any such action with counsel of its own choice, subject to PAR’s control. If PAR fails to bring an action or proceeding within (a) sixty (60) days following the notice of alleged infringement or (b) ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, BioAlliance shall have the right to bring and control any such action at its own expense and using counsel of its own choice, and PAR shall have the right, at its own expense, to participate in any such action with counsel of its own choice, subject to BioAlliance’s control.
          6.2.2 Cooperation. In the event a party brings an infringement action in accordance with this Section 6.2, the other party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney to bring suit in the other party’s name and/or being named as a party and the party bringing the action shall keep the other party and/or their designated legal counsel reasonably informed as to the progress of such action. Neither party shall have the right to settle any patent infringement litigation under this Section 6.2 relating to any BioAlliance Patent claiming the manufacture, use or sale of a Product being developed or commercialized pursuant to a license granted under Section 2.1 in a manner that diminishes the rights or interests of the other party without the prior written consent of the other party, which shall not be unreasonably withheld, delayed or conditioned. Except as otherwise agreed to by the parties as part of a cost-sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of BioAlliance and PAR, shall be ***.
          6.2.3 Other Infringement. With respect to any infringement of any BioAlliance Patent that is not likely to have an effect or impact on the sales or commercial potential of the Product in the Territory, BioAlliance shall retain the exclusive right, but not the obligation, to

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bring and control any action or proceeding with respect to such infringement at its own expense and using counsel of its own choice.
     6.3 Infringement of Third Party Rights. Each party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the parties or their Affiliates or contractor in connection with the development, manufacture, use, offer for sale, sale or import of Product infringes the issued patent rights (or would infringe the claims, if issued, of a pending patent application) of any Third Party in the Territory (“Patent Claims”). Patent Claims shall not include any claims subject to indemnification under Section 10.
          6.3.1 Without limiting the parties’ other rights or remedies under this Agreement, PAR shall have the first right of control in addressing, defending, managing and conducting any negotiations, litigation, threatened litigation or settlement regarding such Patent Claims (collectively “Litigation”), using counsel of its choice. Subject to PAR’s control, PAR and BioAlliance and their respective Affiliates when reasonably practical shall consult with each other on the course of action to be followed. In the event that PAR does not respond to any claim of Litigation against BioAlliance within (a) sixty (60) days following the notice of such claim or (b) ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of a response to such claim, whichever comes first, BioAlliance shall have the right to bring and control any such Litigation at its own expense and using counsel of its own choice.
          6.3.2 Cooperation. In the event of a Litigation in accordance with this Section 6.3, BioAlliance shall cooperate fully with PAR, including, if joined in such Litigation, the furnishing of a power of attorney to defend such Litigation in the other party’s name and/or being named as a party for the purposes of any cross claim or counterclaim and PAR shall keep BioAlliance and/or BioAlliance’s designated legal counsel reasonably informed as to the progress of such action. Neither party shall enter into any settlement of Litigation, without the prior written consent of the other, such consent not to be unreasonably withheld, delayed or conditioned.
          6.3.3 Damages, Royalties and Expenses. In the event that (i) any monetary damages are awarded to the Third Party against PAR, BioAlliance, their Affiliates or their contractors, as applicable, in such Litigation or PAR agrees to pay monetary damages in a settlement of such Litigation (“Damages”), (ii) PAR is to pay royalties on Product sales to a Third Party in connection with the settlement of a Litigation (“Royalties”) and/or (iii) PAR incurs out-of-pocket expenses in a Litigation (“Expenses,” and collectively, with the Royalties and Damages the “Litigation Liability”), ***.
     6.4 Trademark Infringement.
          6.4.1 Infringement by Third Parties. BioAlliance and PAR shall promptly notify the other in writing of any alleged or threatened infringement or any challenge to the validity of the Trademark or any challenge to BioAlliance’s ownership of or PAR’ s right to use the Trademark in the Territory of which they become aware. Both parties shall use their reasonable efforts in cooperating with each other to terminate such infringement without litigation. BioAlliance shall have the sole right to bring and control any action or proceeding

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with respect to infringement of any of the Trademark at its own expense and by counsel of its own choice, subject to the following provisions. With respect to infringement of any of the Trademark in the Territory, if BioAlliance fails to bring an action or proceeding within (a) sixty (60) days following the notice of alleged infringement or (b) ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, PAR shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and BioAlliance shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. In the event a party brings an infringement action, the other party shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney or being named as a party. Neither party shall have the right to settle any infringement litigation under this Section 6.4(a) relating to the Trademark in a manner that diminishes the rights or interests of the other party without the prior written consent of the other party, which shall not be unreasonably withheld, delayed or conditioned. Except as otherwise agreed to by the parties as part of a cost-sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of BioAlliance and PAR, shall be ***.
          6.4.2 Infringement of Third Party Rights. Each party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the parties pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party. BioAlliance shall have the first right to control any defense of any such claim alleging that the use of the Trademark in relation with Product infringes any Third Party rights in the Territory, at its own expense and by counsel of its own choice, and PAR shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If BioAlliance fails to proceed in a timely fashion with regard to such defense, PAR shall have the right to control any such defense of such claim at its own expense and by counsel of its own choice, and BioAlliance shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Neither party shall have the right to settle any trademark infringement litigation under this Section 6.4(b) relating to the use of the Trademark in the Territory in a manner that diminishes the rights or interests of the other party without the prior written consent of the other party, which shall not be unreasonably withheld, delayed or conditioned.
7. Representations and Warranties
     7.1 Representations and Warranties of Both Parties. Each party represents and warrants to the other that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

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     7.2 Representations, Warranties and Covenants of BioAlliance. Except as set forth on Schedule 7.2, BioAlliance represents, warrants and covenants to PAR as follows:
          7.2.1 As of the Effective Date, neither BioAlliance nor any of its Affiliates has received any written notice from any person, or has knowledge, of any actual or threatened claim or assertion that (i) BioAlliance’s or its Affiliates’ development of the Product (including the components of the Product), (ii) any of BioAlliance’s or its Affiliates’ activities in the development or acquisition of the BioAlliance Technology, or (iii) the manufacture, use, offer for sale, sale or import of Product under the BioAlliance Technology, infringes (or would infringe) or misappropriates any intellectual property rights of any Third Party (including the claims, if issued, of pending patent applications); and BioAlliance will inform PAR if BioAlliance receives any such notice during the Term.
          7.2.2 As of the Effective Date, (i) there is no action or proceeding pending or, to BioAlliance’s knowledge, threatened, with respect to the Product or the BioAlliance Technology, including with respect to the conduct of any clinical trials, manufacturing activities or other activities involving the Product, or that questions the validity of this Agreement or any action taken by BioAlliance in connection with the effectiveness of this Agreement, and (ii) there are no unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court, an administrative agency or by an arbitrator) against BioAlliance with respect to the Product, API, or the BioAlliance Technology, including with respect to the conduct of any clinical trials, manufacturing activities or other activities involving the Product, in either case that is reasonably likely to have a material adverse effect on the rights granted to PAR hereunder, and BioAlliance will inform PAR if any of the forgoing occurs during the Term;
          7.2.3 As of the Effective Date, to the knowledge of BioAlliance, the use of the BioAlliance Technology by PAR, BioAlliance and their respective Affiliates and contractors, as contemplated by this Agreement, including in the development of the Product (including the components of the Product), and in the manufacture, use, offer for sale, sale or import of Product including the components of the Product) does not infringe any claim of any issued patent of any Third Party. As of the Effective Date, BioAlliance has no knowledge of any pending patent application, which if issued, would similarly be infringed by the use of the BioAlliance Technology as contemplated by this Agreement;
          7.2.4 To the knowledge of BioAlliance, BioAlliance has not and will not violate the trade secrets or misappropriate the confidential Information or intellectual property of any third party in connection with the development or manufacturing of the Product or the development or acquisition of the BioAlliance Technology;
          7.2.5 BioAlliance has the right to grant the licenses granted to PAR herein, and BioAlliance owns all right, title and interest in and to, or has a license, sublicense or otherwise permission to use and license, all of the BioAlliance Technology;
          7.2.6 BioAlliance has not as of the Effective Date, and will not during the Term, grant or place any liens, security interests and/or other encumbrances in or on the BioAlliance Technology that would conflict or interfere (including as due to a default or breach of a third party obligation of BioAlliance) with the licenses granted to PAR herein;

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          7.2.7 Exhibit A sets forth a true and complete list of all Patents Controlled by BioAlliance that claim the Product or the use of the Product in the Product Field in the Territory as of the Effective Date;
          7.2.8 The BioAlliance Patents and BioAlliance Know-How licensed to PAR hereunder constitute all intellectual property Controlled by BioAlliance that is necessary or useful to develop, use or commercialize the Product in the Territory;
          7.2.9 As of the Effective Date, none of the BioAlliance Patents is currently involved in any interference, reissue, reexamination, or opposition proceeding, and neither BioAlliance nor any of its Affiliates has received any written notice from any person, or has knowledge, of such actual or threatened proceeding, and BioAlliance will inform PAR if any of the forgoing occurs during the Term;
          7.2.10 To BioAlliance’s knowledge, as of the Effective Date, there is no unauthorized use, infringement or misappropriation of any of the BioAlliance Technology by any Third Party, including any current or former employee or consultant of BioAlliance and its Affiliates, and BioAlliance will inform PAR if any of the forgoing occurs during the Term;
          7.2.11 All current, former and future employees and consultants of BioAlliance and its Affiliates who are, have been or will be substantively involved in the design, review, evaluation or development of BioAlliance Technology or the Product have executed (or with respect to future employees or consults will execute) written contracts or are otherwise obligated to protect the Confidential Information of BioAlliance, and of any Third Party received through their position with BioAlliance, and to vest in BioAlliance or its Affiliates exclusive ownership of the BioAlliance Technology as they invent or develop; and
          7.2.12 BioAlliance has made available to or provided PAR with copies of all Information in BioAlliance’s Control regarding the Product and the BioAlliance Technology, which could reasonably be expected to be material to assessing the commercial potential for the Product, the ability to timely gain Regulatory Approval of the Product, and/or the risks of infringing Third Party intellectual property through development, manufacture, use, offer for sale, sale or import of Product.
          7.2.13 BioAlliance has not granted any license herein to PAR, which could cease, expire or terminate upon the default or breach of any agreement with a Third Party or bankruptcy of BioAlliance.
     7.3 Disclaimer. Except as expressly set forth herein, BIOALLIANCE EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, AND IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, BioAlliance expressly does not warrant that the development or commercialization of the Product will be successful.
     7.4 Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF SECTION 8, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER

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PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; provided however, that this Section 7.4 shall not be construed to limit either party’s indemnification obligations under Section 10.
8. Confidentiality
     8.1 Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the Term and for five (5) years thereafter (or such longer period as specified in Section 9.3(b), the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement, any Information and materials furnished to it by the other party pursuant to this Agreement (collectively, “Confidential Information”). For clarification, subject to the exceptions under Section 8.2, all BioAlliance Technology shall be Confidential Information of BioAlliance. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.
     8.2 Exceptions. Confidential Information, as used throughout this Agreement, shall not include any information that the receiving party can prove by competent written evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure; (d) is independently discovered or developed by the receiving party without the use of Confidential Information belonging to the disclosing party; or (e) is the subject of a written permission to disclose provided by the disclosing party.
     8.3 Authorized Disclosure. Each party may disclose Confidential Information belonging to the other party to the extent such disclosure is reasonably necessary in the following instances:
          8.3.1 regulatory filings for Product as contemplated by this Agreement;
          8.3.2 prosecuting or defending litigation as permitted by this Agreement;
          8.3.3 complying with applicable court orders or governmental regulations or inquires, including the listing standard of any national or international securities exchange;
          8.3.4 conducting commercialization activities in accordance with a license granted under Section 2.1; and
          8.3.5 disclosure to Affiliates, BioAlliance’s Third Party licensor, employees, consultants or agents or to other Third Parties in connection with due diligence or similar

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investigations by such Third Parties, and disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Affiliate, employee, consultant, agent or Third Party agrees to be bound by terms of confidentiality and non-use comparable in scope to those set forth in this Section 8.
Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party’s Confidential Information pursuant to Section 8.3(b) or (c), it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such party would use to protect its own confidential information, but in no event less than reasonable efforts. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by the parties with any regulatory authority (such as the Securities and Exchange Commission or “Autorite des Marches Financiers”) or as otherwise required by law.
     8.4 Publications. Each party to this Agreement recognizes that the publication of papers regarding results of and other information regarding development activities with respect to Product, including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect Confidential Information. Each party will keep the other informed of any plan to publish anything related to the Product or the Product Field. Each party shall have the right to review and comment on any material proposed for disclosure or publication by the other party, such as by oral presentation, manuscript or abstract, related to the Product or the Product Field, including any Confidential Information of the other party. Before any such material is submitted for publication, the publishing party shall deliver a complete copy, including an English translation if applicable, to the other party at least forty-five (45) days prior to submitting the material to a publisher or initiating any other disclosure. Such other party shall review any such material and give its comments to the party proposing publication within thirty (30) days of the delivery of such material to such other party. With respect to oral presentation materials and abstracts, the reviewing party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the other party with appropriate comments.
     8.5 Publicity. It is understood that the parties intend to issue a press release, joint or separate, according to the parties’ obligations announcing the execution of this Agreement and agree that each party may desire or be required to issue subsequent press releases relating to the Agreement or activities thereunder. The parties agree to consult with each other reasonably and in good faith with respect to the text and timing of such press releases prior to the issuance thereof, provided that a party may not unreasonably withhold consent to such releases, and that either party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure. In addition, following the initial press release announcing this Agreement, either party shall be free to disclose, without the other party’s prior written consent, the existence of this Agreement, the identity of the other party and those terms of the Agreement which have already been publicly disclosed in accordance herewith.

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9. Term and Termination
     9.1 Term. The term of this Agreement (the “Initial Term”) shall commence on the Effective Date and continue until the expiration of the last Valid Claim, unless earlier terminated pursuant to Section 9.2 or 12.9. At the conclusion of the Initial Term, PAR shall have the option to extend this Agreement an additional five (5) years following the Initial Term (the “Second Term”) if it gives BioAlliance six (6) months’ written notice prior to the end of the Initial Term of its intention to so extend the Agreement. The “Term” shall mean the Initial Term and, if applicable, the Second Term.
     9.2 Breach.
          9.2.1 Termination. Each party shall have the right to terminate this Agreement upon written notice to the other upon the occurrence or after the material breach of this Agreement by the other party if the breaching party has not cured such breach within sixty (60) days (twenty (20) business days in the event of an undisputed payment default) following written notice of termination by the non-breaching party provided, however, that if the allegedly breaching party disputes whether there has been a material breach and initiates a declaratory judgment action, then (subject to the limitation set forth in the following sentence) the time to cure such breach shall toll pending such action and such Party shall have until sixty (60) days (twenty (20) business days in the event of a payment default) following the determination (or dismissal) of such action to cure such breach. With respect to payments of amounts due by PAR to BioAlliance under this Agreement, the tolling of the cure period described in the preceding sentence shall only be available to PAR three (3) times.
          9.2.2 PAR Option to Retain License on BioAlliance Breach. In the event that BioAlliance has materially breached this Agreement and failed to cure such breach as provided in Section 9.2 above, and PAR does not wish to terminate its license hereunder, PAR may, in its discretion, retain its license and seek to have the court determining whether such material breach has occurred assign appropriate relief or damages as may be available at law or in equity.
     9.3 Effect of Expiration or Termination; Surviving Obligations.
          9.3.1 Effect of Expiration or Termination. Upon the expiration of the Term or termination of this Agreement pursuant to Section 9.2 or 12.9, all rights and obligations of the parties under this Agreement shall terminate, except as provided in this Section 9.3, and all rights under the licenses granted under Sections 2.1 and 2.2(a), if then in effect, shall revert to BioAlliance; provided that, except in the case of termination of this Agreement by BioAlliance under Section 9.2, PAR may continue to sell inventory of Product then on hand for an additional period not to exceed one (1) year, and the sale of such Product shall be subject to the terms and conditions of this Agreement. Upon termination of this Agreement by BioAlliance pursuant to Section 9.2, PAR shall transfer to BioAlliance all data and results regarding Product and all regulatory filings and Regulatory Approvals in the Territory Controlled by PAR, free of charge.
          9.3.2 Return of Confidential Information. Within thirty (30) days following the expiration or termination of this Agreement, each party shall deliver to the other party any

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and all Confidential Information of such party then in its possession, except for one (1) copy which may be kept in such party’s counsel’s office for archival purposes and shall remain subject to Sections 8.1 through 8.3.
          9.3.3 Surviving Obligations. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement:
Section 1 – Definitions
Section 5.3 – Income Tax Withholding
Section 5.4 – Audits
Section 5.5 – Late Payments
Section 5.6 – Accounting
Section 7.3 – Disclaimer
Section 7.4 – Limitation of Liability
Section 8.1 – Confidentiality
Section 8.2 – Exceptions
Section 8.3 – Authorized Disclosure
Section 8.4 – Publications
Section 9.3 – Effect of Termination; Surviving Obligations
Section 9.4 – Exercise of Right to Terminate
Section 9.5 – Damages; Relief
Section 9.6 – Rights in Bankruptcy
Section 10 – Indemnification
Section 11 – Dispute Resolution
Section 12 – General Provisions
     9.4 Exercise of Right to Terminate. The rightful use by either party hereto of a termination right provided for under this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other party with respect thereto.
     9.5 Damages; Relief. Subject to Section 9.4 above, termination of this Agreement shall not preclude either party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.
     9.6 Rights in Bankruptcy. All rights and licenses granted under or pursuant to any article or section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar foreign laws (collectively, the “Bankruptcy Code”), licenses of rights to be “intellectual property” as defined under the Bankruptcy Code or such foreign laws.
          9.6.1 If a case is commenced during the Term by or against BioAlliance or its Affiliates under a Bankruptcy Code then, unless and until this Agreement is rejected as provided in such Bankruptcy Code, BioAlliance (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a trustee) shall perform all of the obligations provided in this Agreement to be performed by such party. If a Bankruptcy

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Code case is commenced during the Term by or against BioAlliance, this Agreement is rejected as provided in the Bankruptcy Code and PAR elects to retain its rights hereunder as provided in the Bankruptcy Code, then BioAlliance, subject to the Bankruptcy Code case (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee), shall provide to PAR copies of all Information necessary for PAR to prosecute, maintain and enjoy its license under the BioAlliance Technology under the terms of this Agreement held by BioAlliance and such successors and assigns promptly upon PAR’s written request therefor. All rights, powers and remedies of PAR, as a licensee hereunder, provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Bankruptcy Code) in the event of the commencement of a Bankruptcy Code case by or against BioAlliance.
          9.6.2 Additionally, in the event of any insolvency or bankruptcy of BioAlliance under French Law, it is the intention of the parties that this Agreement shall not terminate and shall continue pursuant to the principles governing the bankruptcy proceedings under French law. In particular, it is the intention and understanding of the parties to this Agreement that the licenses granted to PAR in this Agreement are essential to the party’s respective businesses.
10. Indemnification
     10.1 Indemnification by BioAlliance. BioAlliance hereby agrees to save, defend and hold PAR and its Affiliates and their respective directors, officers, employees and agents (each, a “PAR Indemnitee”) harmless from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any PAR Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of the breach by BioAlliance of any warranty, representation, covenant or agreement made by BioAlliance in this Agreement; except to the extent such Losses result from the gross negligence or willful misconduct of any PAR Indemnitee or the breach by PAR of any warranty, representation, covenant or agreement made by PAR in this Agreement or are subject to indemnification by PAR under Section 10.2 or under the Supply Agreement.
     10.2 Indemnification by PAR. PAR hereby agrees to save, defend and hold BioAlliance and its Affiliates and their respective directors, officers, employees and agents (each, a “BioAlliance Indemnitee”) harmless from and against any and all Losses to which any BioAlliance Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (a) personal injury claims caused by the improper handling or storage of Product by PAR; (b) the breach by PAR of any warranty, representation, covenant or agreement made by PAR in this Agreement; or (c) the marketing, promoting or distribution of Product by PAR or its Affiliates or sublicensees; except, in each case, to the extent such Losses result from product liability claims not due to the fault of PAR (or its Affiliates or sublicensees), any intellectual property infringement, the gross negligence or willful misconduct of any BioAlliance Indemnitee or the breach by BioAlliance of any warranty, representation, covenant or agreement made by BioAlliance in this Agreement or are subject to indemnification by BioAlliance under Section 10.1 or under the Supply Agreement.

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     10.3 Control of Defense. Any entity entitled to indemnification under this Section 10 shall give notice to the indemnifying party of any Losses that may be subject to indemnification, promptly after learning of such Losses, and the indemnifying party shall assume the defense of such Losses with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such Losses made by the indemnified party without its consent (but such consent will not be unreasonably withheld, delayed or conditioned), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Losses.
     10.4 Other Product Liability Claims. To the extent either party incurs any Losses arising from or in connection with any claim based on product liability with respect to the Product that is not otherwise subject to indemnification by a party under Section 10.1 or 10.2 of this Agreement or under the Supply Agreement (“Product Claim”) such Losses ***. PAR shall have sole control in addressing, defending, managing and conducting any negotiations, litigation, threatened litigation or settlement regarding such Product Claim, using counsel of its choice. Subject to PAR’s control, PAR and BioAlliance and their respective Affiliates when reasonably practical shall consult with each other on the course of action to be followed. In the event that PAR does not respond to any Product Claim against BioAlliance within (a) sixty (60) days following the notice of such claim or (b) ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of a response to such Product Claim, whichever comes first, BioAlliance shall have the right to control any such Product Claim, using counsel of its own choice. In the event of a Product Claim, BioAlliance shall cooperate fully with PAR, including, if a party in such Product Claim, the furnishing of a power of attorney to defend BioAlliance in such litigation in BioAlliance’s name and/or being named as a party for the purposes of any cross claim or counterclaim and PAR shall keep BioAlliance and/or BioAlliance’s designated legal counsel reasonably informed as to the progress of such action. Neither party shall enter into any settlement of a Product Claim, without the prior written consent of the other, such consent not to be unreasonably withheld, delayed or conditioned.
     10.5 Contributory Negligence. Subject to the indemnification obligations under Sections 10.1 and 10.2 of this Agreement and under the Supply Agreement, to the extent any Losses are caused or can be attributed to the negligence of both parties, the apportionment of liability shall be shared between the parties based upon the comparative degree of each party’s negligence and each party shall be responsible for its own defense and its own costs including, but not limited to, the cost of defense attorneys’ fees and witnesses’ fees and expenses incident thereto.
     10.6 Insurance. The parties shall maintain during the Term, at their own expense, general liability coverage appropriate to its activities with reputable and financially secure insurance carriers to cover its activities related to this Agreement. In addition, such insurance coverage shall include product liability coverage in an amount not less than *** US dollars ($***) per occurrence, to be in place prior to the First Commercial Sale and for the remainder of the Term; provided that the parties acknowledge that BioAlliance’s current insurance coverage is in an amount not less than *** US dollars ($***) per occurrence, which BioAlliance will increase upon its first commercialization of Product to an amount per occurrence that is commercially reasonable for commercialization of the Product. Each party shall provide a

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certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other party upon request.
11. Dispute Resolution
     11.1 Disputes. The parties recognize that disputes as to certain matters arising under this Agreement may arise from time-to-time. It is the objective of the parties to seek to resolve any issues or disputes arising under this Agreement in an expedient manner and, if at all possible, without resort to litigation, and to that end the parties agree to abide by the procedures set forth in this Section 11 to resolve any such issues or disputes. The parties initially shall attempt to settle any such issue or dispute through good faith negotiations in the spirit of mutual cooperation between business executives with authority to resolve the dispute.
     11.2 Escalation. Prior to taking action as provided in Section 11.3 of this Agreement, the parties shall first submit such dispute to the Chief Executive Officer of BioAlliance and the Chief Executive Officer of PAR (collectively, the “Executives”), or their respective designated representative who shall be a senior executive officer with authority to settle the applicable issue or dispute, for resolution. The Executives to whom any dispute is submitted shall attempt to resolve the dispute through good faith negotiations over a reasonable period, not to exceed forty-five (45) calendar days, unless the Executives mutually agree in writing to extend such period of negotiation. Such 45-calendar day period shall be deemed to commence on the date the dispute was submitted to the Executives. The Executives shall, if mutually agreed by the Executives, submit the dispute to voluntary mediation at such place and following such procedures as the parties shall reasonably agree. All negotiations pursuant to this Section 11.2 shall be confidential, and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.
     11.3 Court Actions. Notwithstanding the above, but subject to Section 12.1, to the full extent allowed by law, either party may bring an action in any court of competent jurisdiction for injunctive relief (or any other provisional remedy) to protect the parties’ rights or enforce the parties’ obligations under this Agreement pending final resolution of any claims related thereto in an arbitration proceeding as provided above. Subject to Section 12.1, in addition, either party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of patents or other proprietary or intellectual property rights. The parties shall use their reasonable efforts to conduct all dispute resolution procedures under this Agreement as expeditiously, efficiently and cost-effectively as possible.
12. General Provisions
     12.1 Governing Law and Jurisdiction. This Agreement and any disputes, claims, or actions related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof with the exception of sections 5-1401 and 5-1402 of New York General Obligations Law. The parties irrevocably agree that the State and Federal courts located in the State, City, and County of New York, shall have exclusive jurisdiction to deal with any disputes arising out of or in connection with this Agreement and that venue is proper in such courts. Each party hereby expressly consents and

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submits to the personal jurisdiction of Federal and State courts in the State and County of New York. The parties hereby agree that the United Nations Convention on Contracts shall not apply to this Agreement. Each party hereby agrees to accept service of process, without limitation, by certified mail, return receipt requested or by overnight delivery through a large reputable international delivery service (e.g., FedEx or DHL).
     12.2 Entire Agreement; Modification. This Agreement together with the Supply Agreement is both a final expression of the parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein. No rights or licenses with respect to any intellectual property of either party are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement or the Supply Agreement. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.
     12.3 Relationship Between the Parties. The parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.
     12.4 Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.
     12.5 Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably delayed, conditioned or withheld); provided however, that either party may assign this Agreement and its rights and obligations hereunder without the other party’s consent:
          12.5.1 in connection with the transfer or sale of all or substantially all of the business of such party relating to the applicable Product to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, provided that in the event of a transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)), intellectual property rights of such Third Party acquiring party to such transaction shall not be included in the technology licensed hereunder (except to the extent already included herein); or
          12.5.2 to an Affiliate, provided that the assigning party shall remain liable and responsible to the non-assigning party hereto for the performance and observance of all such duties and obligations by such Affiliate.

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The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment or transfer not in accordance with this Agreement shall be void.
     12.6 No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it other than as expressly provided in Section 10.
     12.7 Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.
     12.8 Notices. Any notice to be given under this Agreement must be in writing and delivered in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier, or by facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its address(es) given below, or at any address such party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if mailed, seven (7) days after the date of postmark; or (c) if delivered by overnight courier, upon actual receipt as demonstrated by signature for the package.
If to PAR, notices must be addressed to:
Par Pharmaceutical, Inc.
300 Tice Blvd.
Woodcliff Lake, NJ 07677, USA
Attention: General Counsel
Telephone: (201) 802-4000
Facsimile: (201) 802-4600

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With a required copy to:
Par Pharmaceutical, Inc.
300 Tice Blvd.
Woodcliff Lake, NJ 07677, USA
Attention: Chief Executive Officer
Telephone: (201) 802-4000
Facsimile: (201) 802-4600
If to BioAlliance, notices must be addressed to:
BioAlliance Pharma SA
59, boulevard du Général Martial Valin, 4th Floor
75015 Paris, France
Attention: Chief Executive Officer
Telephone: +33 145 58 71 02
Facsimile: +33 145 58 08 81
with a copy to:
BioAlliance Pharma SA
59, boulevard du Général Martial Valin, 4th Floor
75015 Paris, France
Attention: General Counsel
Telephone: +33 145 58 71 03
Facsimile: +33 145 58 08 81
     12.9 Force Majeure. Except for the obligation to make payment when due, each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such party’s reasonable control and without the fault or negligence of the affected party, including Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. Notice of a party’s failure or delay in performance due to force majeure must be given by such affected party to the other party within ten (10) days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any party be required to prevent or settle any labor disturbance or dispute. Notwithstanding the foregoing, should the event(s) of force majeure suffered by a party extend beyond a three (3) month period, the other party may then terminate this Agreement by written notice to the non-performing party, with the consequences of such termination as set forth in Sections 9.3, 9.4 and 9.5.

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     12.10 Interpretation.
          12.10.1 Captions & Headings. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.
          12.10.2 Singular & Plural. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.
          12.10.3 Articles, Sections & Subsections. Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Agreement to any subsection shall include all paragraphs in such subsection.
          12.10.4 Days. All references to days in this Agreement shall mean calendar days, unless otherwise specified.
          12.10.5 Ambiguities. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.
          12.10.6 English Language. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement, shall be in the English language.
          12.10.7 Miscellaneous. Unless the context of this Agreement otherwise requires, (a) the terms “hereof,” “herein,” “hereby,” and other similar words refer to this entire Agreement; (b) the terms “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation”; (c) the terms “US,” “U.S.,” “USA” and “United States” refer to the United States of America; and (d) references in this Agreement to “Dollars” or “$” shall mean the legal tender of the US.
     12.11 Counterparts. This Agreement may be executed in two or more counterparts, including by transmission of facsimile or PDF copies of signature pages to the parties or their representative legal counsel, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.
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[Signature Page of License Agreement]
     In Witness Whereof, the parties hereto have duly executed this License Agreement as of the Effective Date.

BioAlliance Pharma SA		Par Pharmaceutical, Inc.

By:	/s/ Constantini D	By:	/s/ Patrick LePore

Name:	Constantini D	Name:	Patrick LePore

Title:	President and Chief Executive Officer	Title:	President and Chief Executive Officer